Exhibit 99.1

FOR IMMEDIATE RELEASE

AUGUST 6, 2019

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Executive Chairman Barry Davis to Reassume CEO Role

Thomas W. Horton to join EnLink Board of Directors

DALLAS, August 6 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) announced today that Barry E. Davis, the company’s Executive Chairman who led EnLink as its Chief Executive Officer from its founding in 2014 to 2018, will reassume the role of Chief Executive Officer, in addition to continuing to serve as Chairman, effective August 8, 2019. Michael J. Garberding will be leaving the company to pursue other opportunities.

“I am very excited to return to lead EnLink during this defining time for our company and industry,” Davis said. “I am incredibly passionate about this company, the strength of our diversified asset portfolio, and our ability to win in this environment. EnLink is competitively advantaged with a best-in-class team, differentiated portfolio of operations, deep customer relationships, strong financial profile, and a strategic partner, Global Infrastructure Partners (GIP), who is committed to investing in our long-term growth. Our top priority is to unlock the value of these strengths to drive forward our next phase of growth and success.

“I would like to express my gratitude to Mike who has been my close partner in growing the company for the past 11 years. He leaves behind a strong legacy, having helped build EnLink into the diversified company that it is today, and I wish him the best in his future pursuits.”

Davis served as CEO of EnLink, and its predecessor company Crosstex Energy, which he founded in 1996, until January 2018 when he became Executive Chairman. Davis has been instrumental in driving EnLink’s vision and growth, which under his leadership has grown into a Fortune 500 company with over $7 billion of revenues.

“Now is the right time for Barry to return as CEO to accelerate the company’s strategy and capitalize on compelling growth opportunities, during this transformative time for the industry,” said Will Brilliant, a Director on EnLink’s Board of Directors and a Partner at Global Infrastructure Partners. “Barry is an exceptional leader with deep knowledge, experience and relationships, having successfully built EnLink into what it is today. He is the right CEO to guide EnLink into its next chapter of growth.”

Separately, EnLink appointed Thomas W. Horton, a highly respected business executive and Partner at GIP, to the EnLink Board of Directors. Horton previously served as Chairman and CEO of American Airlines. During his time at American Airlines, he led the company through a successful restructuring and turnaround culminating in the merger with US Airways, creating the world's largest airline. He also serves as the lead director on the Boards of Directors of General Electric Co. and Walmart Inc.

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“Tom brings extensive leadership, transformation experience and transaction expertise to EnLink’s Board,” Davis said. “His appointment is a testament to GIP’s confidence in and commitment to our long-term growth and success. We have no doubt that Tom will make many contributions to our company and are excited to welcome him to the Board.”

Following Horton’s appointment, EnLink’s Board will consist of nine directors, including four GIP partners.

About EnLink Midstream

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions, and expectations of our management, the matters addressed herein involve certain assumptions, risks, and uncertainties that could cause actual activities, performance, outcomes, and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements about expected future financial and operational results, future growth in our existing business or as a result of new projects and acquisitions, the ability to achieve additional growth, our relationship with customers, the future of the energy business and of the midstream sector, objectives, strategies, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, and cash flows include, without limitation, (a) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to favor GIP's own interests to the detriment of the unitholders, (b) GIP's ability to compete with us and the fact that it is not required to offer us the opportunity to acquire additional assets or businesses, (c) a default under GIP's credit facility could result in a change in control of us, could adversely affect the price of our common units, and could result in a default under our credit facility, (d) the dependence on Devon for a substantial portion of the natural gas and crude that we gather, process, and transport, (e) developments that materially and adversely affect Devon or other customers, (f) adverse developments in the midstream business that could reduce our ability to make distributions, (g) the competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (h) decreases in the volumes that we gather, process, fractionate, or transport, (i) construction risks in our major development projects, (j) our ability to receive or renew required permits and other approvals, (k) changes in the availability and cost of capital, including as a result of a change in our credit rating, (l) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (m) impairments to goodwill, long-lived assets and equity method investments, and (n) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements and other uncertainties. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s filings (collectively, “EnLink Midstream”) with the Securities and Exchange Commission, including EnLink Midstream Partners, LP’s and EnLink Midstream, LLC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream Partners, LP nor EnLink Midstream, LLC assumes any obligation to update any forward-looking statements.

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